Transforming how the world connects Business Update – Second Quarter 2022 August 15, 2022 NASDAQ: ASTS

ast-science.com Forward Looking Statements The information in this presentation and the oral statements made in connection therewith includes “forward-looking statements” for the purposes of federal securities laws that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact in this presentation and the oral statements made in connection therewith regarding AST SpaceMobile, Inc.’s, collectively with its subsidiaries (“SpaceMobile” or the “Company”), financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors contained in AST SpaceMobile’s Annual Report on Form 10-K, filed with the SEC on March 31, 2022. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Use of Non-GAAP Financial Measures Adjusted operating expense is an alternative financial measure used by management to evaluate our operating performance as a supplement to our most directly comparable U.S. GAAP financial measure. We define Adjusted operating expense as Total operating expenses adjusted to exclude amounts of stock-based compensation expense and depreciation and amortization expense. We believe Adjusted operating expenses is a useful measure across time in evaluating the Company's operating performance as we use Adjusted operating expenses to manage the business, including in preparing our annual operating budget and financial projections. Adjusted operating expense is a non-GAAP financial measure that has no standardized meaning prescribed by U.S. GAAP, and therefore has limits in its usefulness to investors. Because of the non-standardized definition, it may not be comparable to the calculation of similar measures of other companies and are presented solely to provide investors with useful information to more fully understand how management assesses performance. This measure is not, and should not be viewed as, a substitute for its most directly comparable GAAP measure of Total operating expenses. Industry and Market Data This presentation includes market data and other statistical information from sources believed to be reliable, including independent industry publications, governmental publications or other published independent sources. Although AST SpaceMobile believes these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness. Trademarks and Trade Names AST SpaceMobile owns or has rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with AST SpaceMobile, or an endorsement or sponsorship by or of AST SpaceMobile. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that AST SpaceMobile will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Q2 2022 update AST SpaceMobile is building the first and only global cellular broadband network in space to operate directly with standard, unmodified mobile devices based on our extensive IP and patent portfolio. Our engineers and space scientists are on a mission to eliminate the connectivity gaps faced by today's five billion mobile subscribers and finally bring broadband to the billions who remain unconnected.

Technology and industrialization update Fully-assembled BlueWalker 3 (BW3) test satellite delivered to Cape Canaveral, FL Upcoming planned launch, with a launch window for early to mid-September The next five satellites are in initial phase of component construction, with design based on similar technology to BW3, including FPGA, reaction wheels and antennas, with launch planned in late 2023 Commercial agreements in place with suppliers for most components of the next five Block 1 BlueBird satellites and next generation satellites Construction of the extension production facility (Site 2) in Texas is on schedule

BlueWalker 3 launch and testing timeline

Path to launch and BW3 in-orbit operations roadmap

BW3 Launch Milestones

July 19
- Transported BW3 to California for testing
- Successfully completed environmental testing

August 9
- Transported BW3 to Cape Canaveral, FL for final preparations and continuation of testing

T: Early to Mid Sep
- Planned launch window on Falcon 9 Launch Vehicle from Cape Canaveral, FL

T+2 Months
- BW3 placed into orbit
- Initial in-orbit testing
- Unfold phased array
- Deploy QV antennas

T+6 Months
- Cellular broadband direct-to-cell phone testing on standard handsets, in cooperation with participating MNOs on six continents
- Testing with our BW3 satellite to be conducted utilizing Nokia and Rakuten commercial MNO infrastructure


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Continued business momentum

Added three new operators [1]
new memoranda of understanding signed with additional operators, including Smartfren Telecom (Indonesia)

More than 1.8 billion subscribers [2]
represented by mobile network operators with whom we have agreements and understandings

Increase to more than 2,400 patent and patent-pending claims [3]
supports strong and expanding competitive advantage

Agreement to sell majority ownership stake in NanoAvionika UAB at enterprise valuation of €65 million, and the Company expects to receive approximately $27 million in net proceeds at closing [4]

4G LTE/5G technology agreement with Nokia
for the integration of Nokia's AirScale System, which is planned to be offered as part of SpaceMobile's MNO infrastructure

Source: GSMA Intelligence (data as of 12/31/2021).

1. Since last business update provided on May 16, 2022.
2. Metric defined as number of subscribers represented by mobile network operators who have agreements and understandings with AST SpaceMobile as of August 15, 2022.
3. As of August 15, 2022, compared to more than 2,300 as of May 16, 2022.
4. Expected to close in the third quarter of 2022, subject to customary closing conditions including any required regulatory reviews. Reflects current estimate of net proceeds. Actual proceeds subject to fluctuation in the EUR / USD currency exchange rate and final closing balance sheet accounts.

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Second quarter 2022 financial metrics Adj. Operating Expenses 1 Liquidity $mm $mm See the next slide for a reconciliation. Adjusted operating expenses is equal to total operating expense less non-cash operating expense such as depreciation and amortization and stock based-compensation expense. Depreciation and amortization for the three months ended June 30, 2022 and March 31, 2022 was $1.2 million and $1.1 million, respectively. Stock-based compensation for the three months ended June 30, 2022 and March 31, 2022 consisted of $1.0 million and $1.3 million of engineering services expense and $1.5 million and $1.0 million of general and administrative costs, respectively. Cumulative as of date specified. Net of depreciation and amortization. Capital Expenditures 2 $mm +$0.9 +$1.0 +$0.6 +$2.4 +$3.9 +$5.5 +$9.4

Reconciliation to non-GAAP measures – adj. operating expenses Adj. operating expenses – 3 months ended Stock-based compensation for the three months ended June 30, 2022, March 31, 2022, and June 30, 2021 consisted of $1.0 million, $1.3, and $0.2 million of engineering services expense and $1.5 million, $1.0, and $0.0 million of general and administrative costs, respectively. Stock-based compensation for the six months ended June 30, 2022 and 2021 consisted of $2.3 million and $0.5 million of engineering services expense and $2.4 million and $0.1 million of general and administrative costs, respectively. ($ in thousands)  June 30, ’22 Mar 31, ’22 June 30, ’21 Engineering services 11,999 11,717 5,784 General and administrative costs 13,075 11,643 9,157 Research and development costs 9,145 8,281 9,589 Depreciation and amortization 1,185 1,100 567 Total operating expenses 35,404 32,741 25,097 Less: Depreciation and amortization (1,185) (1,100) (567) Less: Stock-based Compensation Expense 1 (2,440) (2,255) (242) Total adj. operating expenses 31,779 29,386 24,288 Adj. operating expenses – 6 months ended ($ in thousands)  June 30, ’22 June 30, ’21 Engineering services 23,716 10,731 General and administrative costs 24,718 14,693 Research and development costs 17,426 10,603 Depreciation and amortization 2,285 1,182 Total operating expenses 68,145 37,209 Less: Depreciation and amortization (2,285) (1,182) Less: Stock-based Compensation Expense 2 (4,695) (598) Total adj. operating expenses 61,165 35,429

NASDAQ: ASTS